UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2018

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers
On September 22, 2018, the Board of Directors (the “Board”) of EPAM Systems, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Ms. Helen Shan to serve on the Board as an independent director and a member of the Audit Committee.
There is no arrangement or understanding between Ms. Shan and any other persons pursuant to which Ms. Shan was selected as a director. There are no transactions to which the Company or any of its subsidiaries is a party and in which Ms. Shan has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Shan’s compensation for service as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1    Press release dated September 24, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2018

By:	/s/ Kate Pytlewski
Name:	Kate Pytlewski
Title:	Interim General Counsel and Corporate Secretary

INDEX TO EXHIBITS
99.1    Press release dated September 24, 2018.